Exhibit 99.1

For Immediate Release

Cleantech Solutions International Reports First Quarter 2016 Results

Wuxi, Jiangsu Province, China – May 16, 2016 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of textile dyeing and finishing machines as well as metal components and assemblies used in various clean technology and manufacturing industries and, since the first quarter of 2015, the petroleum and chemical industries, today announced its financial results for the three months ended March 31, 2016.

“In the first quarter of 2016, challenging economic conditions, falling steel prices, a continuous decline in oil prices and limited availability of credit in China presented numerous challenges for our business. Our forged rolled rings and related components segment and petroleum and chemical equipment segment both experienced significant reductions in sales and generated losses during the quarter. Given the sharp declines in revenue and future outlook, we are currently evaluating the long-term viability of these two segments on an ongoing basis. The dyeing equipment segment, which accounted for 92% of total revenue in the quarter, experienced softer demand for our low-emission airflow dyeing machines although it remained profitable,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “We continue working with our strategic advisors to assist us in implementing a new business plan with the objective of improving our long-term growth.”

First Quarter 2016 Results

Revenue for the first quarter of 2016 decreased by 68.6% to $4.9 million, compared to $15.6 million for the same period of 2015.

The Company experienced a significant decline in sales of forged rolled rings and related components to customers in the wind power and other industries and to dyeing and finishing equipment customers compared to the comparable quarter last year. Furthermore, sales of equipment to customers in the petroleum and chemical industries declined due to the loss of its largest customer.

●	Revenue from the dyeing and finishing equipment segment decreased by 30.6% to $4.5 million, compared to $6.5 million for the first quarter of 2015. The decrease was primarily related to the challenging economic conditions and limited availability of credit in China. Additionally, the Company experienced a slowdown in shipments of its low-emission airflow dyeing machines as many companies in the dyeing industry had already upgraded to new models and did not require additional equipment. Also, some of our customers stopped operation in the first quarter of 2016 in order to comply with stricter environmental requirements, which resulted in the decrease in orders for dyeing machines from these customers. Additionally, the Company believes that orders for new low-emission airflow dyeing machines have slowed down in 2016 because the remaining potential customer base included more companies that did not have the ability to make the significant capital expenditures necessary to upgrade their equipment.

●	Revenue from the sale of forged rolled rings and related products to the wind power and other industries fell by 96.4% to $0.3 million, compared with $7.3 million for the comparable period of the prior year. The significant decrease was mainly due to reduced demand for construction of wind power facilities, which was the Company’s principal customer base during the quarter, due to the effects of lower oil and gas prices.

●	Revenue from sales of equipment to customers in the petroleum and chemical industries fell 92.9% to $0.1 million, compared to $1.8 million for the comparable period last year. Revenue in this segment is highly dependent upon sales to a very small number of Chinese petrochemical companies, whose purchasing policies affect both revenue and gross margin for this segment. In December 2015, the Company received a notice of contract termination in writing from the Company’s largest customer in 2015 that alleged breach of contract for late delivery of product and for delivery of product with quality defects. Accordingly, the Company has not generated any revenues from this customer in the first quarter of 2016 and does not expect any further revenues from this customer in the future.

Gross profit for the first quarter of 2016 was $0.2 million, compared to gross profit of $3.1 million for the same period in 2015. Gross margin was 4.3% during the first quarter of 2016 compared to 19.6% for the same period a year ago. The decline in gross margin for the first quarter of 2016 was primarily attributable to (i) the reduced scale of operations resulting from lower revenues, including the allocation of fixed costs mainly consisting of depreciation, to cost of revenues in the forged rolled rings and related products segment, as a result of which cost of revenue from this segment were greater than revenues, resulting in a negative gross profit from the segment, (ii) lower gross margin in the petroleum and chemical segment, primarily attributed to the reduced scale of operations resulting from lower revenues, which is reflected in the allocation of fixed costs, mainly consisting of depreciation, to cost of revenues, and (iii) a decline in gross margin from the dyeing and finishing equipment segment reduced scale of operations, which is reflected in the allocation of fixed costs, mainly consisting of depreciation, to cost of revenues, and the slight increase in raw material costs.

Operating expenses decreased 28.6% to $0.9 million, compared to $1.2 million in the comparable period last year, due to decreases in selling, general and administrative expenses, depreciation and research and development expenses.

Loss from operations was $0.7 million, compared to operating income of $1.8 million in the same period of 2015.

Net loss for the first quarter of 2016 was $0.8 million, or $(0.21) per basic and diluted share, compared to net income of $1.2 million, or $0.32 per basic and diluted share, in the first quarter of 2015.

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EBITDA, a non-GAAP measurement, which adds interest expense, income taxes, depreciation and amortization to net (loss) income, was $1.0 million, compared to $3.9 million in the first quarter of 2015. The calculation of EBITDA is shown in a table following the financial statements.

Financial Condition

As of March 31, 2016, Cleantech Solutions held cash and cash equivalents of $18.9 million compared to $18.8 million at December 31, 2015. Accounts receivable were $16.2 million at March 31, 2016 compared to $15.8 million at December 31, 2015. Inventories were $2.1 million at March 31, 2016 compared to $1.8 million at December 31, 2015. The Company had $3.0 million in short-term bank loans payable at March 31, 2016, down slightly from $3.1 million at December 31, 2015. Working capital was $26.6 million at March 31, 2016 compared to $24.9 million at December 31, 2015. Stockholders’ equity was $80.4 million at March 31, 2016. In the first quarter of 2016, the Company generated $0.1 million in cash flow from operations compared to $5.0 million in the first quarter of 2015.

Business Outlook

“We are continuing to evaluate the viability of the our forged rolled rings and related components segment and our petroleum and chemical equipment segment on an ongoing basis, and may exit these businesses if we determine that it will be unlikely we can operate them profitably. In our core dyeing equipment business, we are focused on re-engaging with our existing clients, exploring opportunities to expand into Southeast Asia and introducing newer, more energy-efficient and environmentally-friendly models that we believe will entice textile manufacturers to upgrade their equipment. We continue working with our strategic advisors to develop a new business plan focused on long-term growth,” Mr. Wu concluded.

Use of Non-GAAP Financial Measures

The Company has included in this press release certain non-GAAP financial measures. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the performance of the Company and when planning and forecasting future periods. Readers are cautioned not to view non-GAAP financial measures on a stand-alone basis or as a substitute for GAAP measures, or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP measures with non-GAAP measures also included herein.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology and other industries and dyeing and finishing equipment for the textile industry and forged rolled rings and related products, and a supplier of fabricated products and machining services to a range of clean technology customers, and a supplier of products for the petroleum and chemical industries. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

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Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2015 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended March 31, 2016. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Cleantech Solutions International, Inc.

Ryan Hua, Vice President of Operations

E-mail: ryanhua@cleantechsolutionsinternational.com

+86-510-8339-7559

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

Web: www.compassinvestorrelations.com

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	For the Three Months Ended
	March 31,
	2016	2015

REVENUES	$4,919,491	$15,646,465
COST OF REVENUES	4,706,611	12,574,433
GROSS PROFIT	212,880	3,072,032
OPERATING EXPENSES:
Depreciation	160,738	344,696
Selling, general and administrative	711,378	874,545
Research and development	18,401	28,698
Total Operating Expenses	890,517	1,247,939
(LOSS) INCOME FROM OPERATIONS	(677,637)	1,824,093
OTHER INCOME (EXPENSE):
Interest income	11,962	5,833
Interest expense	(55,714)	(57,343)
Foreign currency transaction gain (loss)	114	(11)
Total Other Expense, net	(43,638)	(51,521)
(LOSS) INCOME BEFORE INCOME TAXES	(721,275)	1,772,572
INCOME TAXES	122,818	530,138
NET (LOSS) INCOME	$(844,093)	$1,242,434
COMPREHENSIVE (LOSS) INCOME:
NET (LOSS) INCOME	$(844,093)	$1,242,434
OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	525,948	472,980
COMPREHENSIVE (LOSS) INCOME	$(318,145)	$1,715,414
NET (LOSS) INCOME PER COMMON SHARE:
Basic	$(0.21)	$0.32
Diluted	$(0.21)	$0.32
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	4,100,689	3,934,653
Diluted	4,100,689	3,934,653

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$18,948,981	$18,790,370
Restricted cash	255,897	647,080
Notes receivable	119,031	132,497
Accounts receivable, net of allowance for doubtful accounts	16,192,325	15,823,859
Inventories, net of reserve for obsolete inventories	2,068,206	1,827,084
Advances to suppliers	1,080,998	1,038,884
Deferred tax assets	222,362	220,895
Prepaid expenses and other	1,135,994	992,055
Total Current Assets	40,023,794	39,472,724
PROPERTY AND EQUIPMENT, net	50,408,449	51,753,964
OTHER ASSETS:
Land use rights, net	3,381,601	3,382,071
Total Assets	$93,813,844	$94,608,759
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term bank loans	$3,024,240	$3,081,332
Bank acceptance notes payable	245,041	647,080
Accounts payable	3,380,071	3,489,815
Accrued expenses	5,814,769	6,361,079
Advances from customers	697,789	433,050
VAT and service taxes payable	94,297	269,284
Income taxes payable	206,050	259,987
Total Current Liabilities	13,462,257	14,541,627
Total Liabilities	13,462,257	14,541,627
Commitments and contingencies
STOCKHOLDERS' EQUITY:
Preferred stock ($0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively)	-	-
Common stock ($0.001 par value; 50,000,000 shares authorized; 4,403,986 and 3,943,986 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively)	4,404	3,944
Additional paid-in capital	34,405,473	33,803,333
Retained earnings	36,163,683	37,007,776
Statutory reserve	3,555,468	3,555,468
Accumulated other comprehensive income - foreign currency translation adjustment	6,222,559	5,696,611

Total Stockholders' Equity	80,351,587	80,067,132
Total Liabilities and Stockholders' Equity	$93,813,844	$94,608,759

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CLEANTECH SOLUTIONS INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(844,093)	$1,242,434
Adjustments to reconcile net (loss) income from operations to net cash provided by operating activities:
Depreciation	1,674,728	2,074,507
Amortization of land use rights	22,599	24,086
Stock-based compensation and fees	428,250	274,400
Changes in operating assets and liabilities:
Notes receivable	14,145	2,054
Accounts receivable	(259,741)	2,330,169
Inventories	(225,787)	(939,030)
Prepaid and other current assets	(26,969)	(4,835)
Advances to suppliers	(34,725)	(31,318)
Accounts payable	(131,047)	873,118
Accrued expenses	(516,730)	(515,767)
VAT and service taxes payable	(174,300)	(242,190)
Income taxes payable	(54,883)	(360,739)
Advances from customers	258,198	322,533
NET CASH PROVIDED BY OPERATING ACTIVITIES	129,645	5,049,422
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,332)	(4,755)
NET CASH USED IN INVESTING ACTIVITIES	(9,332)	(4,755)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	1,529,176	2,200,202
Repayments of bank loans	(1,605,635)	(2,281,691)
Decrease in restricted cash	389,940	81,489
Decrease in bank acceptance notes payable	(400,644)	(81,489)
NET CASH USED IN FINANCING ACTIVITIES	(87,163)	(81,489)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	125,461	56,931
NET INCREASE IN CASH AND CASH EQUIVALENTS	158,611	5,020,109
CASH AND CASH EQUIVALENTS - beginning of period	18,790,370	7,835,791
CASH AND CASH EQUIVALENTS - end of period	$18,948,981	$12,855,900
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$55,714	$57,343
Income taxes	$177,701	$890,876
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for future services	$110,350	$-
Stock issued for accrued liabilities	$64,000	$-

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RECONCILIATION OF NET  (LOSS) INCOME TO EBITDA

	For the Three Months Ended
	March 31,
	2016	2015

Net (loss) income	$(844,093)	$1,242,434
Add: income taxes	122,818	530,138
Add: interest expense	55,714	57,343
Add: depreciation and amortization	1,697,327	2,098,593
EBITDA	$1,031,766	3,928,508

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